Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

3SBio Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-149816 and No. 333-170926) on Form S-8 of 3SBio Inc. of our report dated April 21, 2009, with respect to the consolidated statement of income and comprehensive income, shareholders’ equity and cash flows of 3SBio Inc. and subsidiaries for the year ended December 31, 2008, which report appears in the December 31, 2010 annual report on Form 20-F of 3SBio Inc.

/s/ KPMG

KPMG

Hong Kong, China

June 3, 2011